CONVERTIBLE DEBENTURE RETIREMENT AGREEMENT

         CONVERTIBLE DEBENTURE RETIREMENT AGREEMENT dated as of February 1, 2000 (the "Agreement"), among the entities listed on Schedule A attached hereto (referred to individually as a "Purchaser" collectively as "Purchasers"), SETTONDOWN CAPITAL INTERNATIONAL LTD. (the "Placement Agent" and together with the Purchasers, referred to individually as a "Holder" or collectively as "Holders") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, a corporation organized under the laws of the Bahamas, and DYNATEC INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Utah, and having its principal place of business at 3820 West Great Lakes Drive, Salt Lake City, Utah 84120 (the "Company").

                                    Recitals

         WHEREAS, the parties to this Agreement previously have entered into a Convertible Debenture and Private Equity Line of Credit Agreement dated as of May 22, 1998 (the "Credit Agreement"), a Registration Rights Agreement dated as of May 15, 1998 (the "Registration Rights Agreement"), and an Escrow Agreement dated as of May 15, 1998 (the "Escrow Agreement," and together with the Credit Agreement, the Registration Rights Agreement, and the other instruments and documents executed in connection therewith, the "Funding Agreements"); and

         WHEREAS, pursuant to the Credit Agreement, the Company caused to be issued to the Purchasers convertible debentures ("Convertible Debentures") of the Company in the aggregate principal amount of $1,500,000, which Convertible Debentures are subject to the terms and conditions described therein and in the Funding Agreements; and

         WHEREAS, pursuant to the Credit Agreement, the Company caused to be issued to the Holders the Company's A Warrants ("A Warrants") to purchase a total of 300,000 shares of the Company's common stock and the Company's B Warrants ("B Warrants") to purchase a total of 450,000 shares of the Company's common stock (the A Warrants and the B Warrants are collectively referred to in this Agreement as the "Warrants"); and

         WHEREAS,  as  of  the  date  of  this  Agreement,  the  Purchasers  own
Convertible Debentures in the aggregate principal amount of $1,226,500; the principal amount of Convertible Debentures owned by each of the Purchasers, together with interest accrued thereon as of February 14, 2000, and the number of Warrants owned by each of the Holders is set forth on Schedule B attached hereto; and

         WHEREAS, the Company and the Holders entered into a Modification Agreement dated as of June 25, 1999 (the "Modification Agreement"), pursuant to which the parties agreed to certain modifications to the Funding Agreements as set forth therein; and



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

         WHEREAS, the Purchasers agreed to certain amendments to the terms and conditions of the Modification Agreement pursuant to an Amendment to the Modification Agreement dated as of November 13, 1999; and

         WHEREAS, subject to the terms and conditions of this Agreement, (a) the Company desires to pay, retire and cancel certain of the presently issued and outstanding Convertible Debentures and to pay or otherwise obtain a waiver of all of the interest accrued thereon and otherwise to satisfy and discharge all of its obligations to the Purchasers and the Placement Agent under the Funding Agreements, (b) the Purchasers desire to have certain of the Convertible Debentures owned by them retired and cancelled and (c) the Holders desire to tender to the Company for cancellation all of the Warrants owned by them and to amend the terms and conditions of the Funding Agreements as set forth below.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants and mutual promises below and other good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge by their signatures appearing below, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

         1.       Primary Terms of  Transaction.

                  1.1 Retirement of Convertible Debentures. In consideration of payment by the Company to each of the Purchasers in the amounts set forth on Schedule B hereto, which payment in the aggregate shall consist of One Million Five Hundred Thousand Dollars (U.S. $1,500,000) (the "Cash Payment"), the Purchasers, and each of them, shall tender to the Company for cancellation Convertible Debentures owned by each such Purchaser in the amounts set forth on Schedule B hereto, which Convertible Debentures each shall be marked "Paid or Cancelled". Each of the Purchasers shall hold, after payment of the Cash Payment, the principal amount of Convertible Debentures set forth opposite their names on Schedule B (the "Residual Convertible Debentures").

                           (a) Payment of Cash Payment. The Cash Payment shall be paid to the Purchasers, c/o Grushko & Mittman IOLTA Account, Attn. Edward M. Grushko, Esq., Grushko & Mittman, P.C., 277 Broadway, Suite 801, New York, New York 10007. The Cash Payment shall be paid via wire transfer according to instructions to be provided by the Purchasers or their agent prior to Closing, as that term is defined in
         Section 2.

                           (b) Conversion of Residual Debentures. At Closing, the Purchasers shall be deemed to have converted that number of Residual Convertible Debentures owned by each of them after the payment of the Cash Payment, which amounts are set forth on Schedule B hereto. In connection with such conversion, the Company shall deliver at Closing certificates representing shares of the Company's restricted common stock to each of the Purchasers in the amounts set forth on Schedule B (the "Residual Conversion Shares").



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

                           (c) Debenture Payoff . As of the Closing Date, defined below, subject to the payment of the Cash Payment and the conversion of the Residual Convertible Debentures as described above, the Convertible Debentures shall be deemed paid in full and canceled, and all of the rights and obligations of the Purchasers and the Company under the Convertible Debentures shall automatically terminate.

                  1.2 Cancellation of Warrants. At Closing, the Holders shall surrender for cancellation all of the Warrants issued and outstanding as of the date hereof, consisting of a total of A Warrants to purchase 300,000 shares of the Company's common stock and B Warrants to purchase 450,000 shares of the Company's common stock. The number of Warrants owned by each of the Holders is set forth on Schedule B.

                  1.3 Funding Agreements Terminated. As of the Closing Date, the Funding Agreements, as such may have been amended or modified to date, shall automatically be and become null and void and of no further force and effect, and all of the rights and obligations of the Company and the Holders or their successors and assigns under the Funding Agreements shall automatically terminate. Without limiting the generality of the foregoing sentence, the parties hereto agree that (x) the Company may and should take such action as the Company's management deems appropriate to withdraw the registration statement on Form SB-2 that was filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Registration Rights Agreement, and is pending but not effective with the SEC as of the date of this Agreement, and the Company shall have no obligation whatsoever with respect to registration of any securities owned by any of the Holders, and (y) the Company's performance under this Agreement shall constitute payment or discharge of all of the Company's obligations under all of the Funding Agreements, including without limitation, any obligation of the Company to pay any liquidated or other damages or penalties of any kind whatsoever otherwise payable to the Holders, regardless of whether any such damages are accrued or liquidated as of the date hereof.

                  1.4 Releases.

                           (a) Release of the Company. Each of the Holders, for themselves and their affiliates and assigns, hereby agrees to discharge and release the Company and each of its subsidiaries, divisions and affiliated corporations, each of the Company's current or former officers, directors, employees, managers, agents, attorneys and representatives, as well as all of the Company's current or former shareholders, owners, insurers, predecessors, successors and assigns, from any and all claims or demands that any of the Holders may have in connection with or arising out of or related in any way to the Funding Agreements or the purchase and sale of the Convertible Debentures and the Warrants. The release set forth in this Section 1.4(a) includes a release of any rights or claims that any of the Holders may have based on any facts or events, whether known or unknown by any of the Holders, that occurred on or before the date hereof or the Closing Date, whichever shall be later, or any of the events contemplated by this Agreement.

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


                           (b) Release of the Holders. The Company, for itself and its affiliates and assigns, hereby agrees to discharge and release each of the Holders and each of their respective subsidiaries, divisions and affiliated corporations, and each of the Holders' respective current or former officers, directors, employees, managers, agents, attorneys and representatives, as well as all of the Holders' respective current or former shareholders, owners, insurers, predecessors, successors and assigns, from any and all claims or demands that the Company may have against any of them in connection with or arising out of or related in any way to the Funding Agreements or the purchase and sale of the Convertible Debentures and the Warrants. The release set forth in this Section 1.4(b) includes a release of any rights or claims that the Company may have based on any facts or events, whether known or unknown by the Company, that occurred on or before the date hereof or the Closing Date, whichever shall be later, or any of the events contemplated by this Agreement.

                  1.5 Indemnification.

                           (a) Indemnification By the Holders. The Holders severally, and not jointly, shall indemnify, defend and hold harmless the Company and each of its subsidiaries, divisions and affiliated corporations, each of the Company's current or former officers, directors, employees, managers, agents, attorneys and representatives, as well as all of the Company's current or former shareholders, owners, insurers, predecessors, successors and assigns, against any and all claims, demands, losses, expenses, costs, obligations, defenses and liabilities, including interest, penalties, and reasonable attorneys' fees, that the Company and each of its subsidiaries, divisions and affiliated corporations, each of the Company's current or former officers, directors, employees, managers, agents, attorneys and representatives, as well as all of the Company's current or former shareholders, owners, insurers, predecessors, successors and assigns may incur by reason of (i) any breach of, or failure by the indemnifying Holder to perform, any of its obligations, covenants, or agreements set forth in this Agreement, (ii) any inaccuracy in the representations and warranties of the indemnifying Holder in Section 4 of this Agreement, or (iii) the failure of the indemnifying Holder to release fully and effectively the Company from its obligations under the Convertible Debentures and the Funding Agreements, pursuant to
         Section 1.4(a), above.

                           (b) Indemnification By the Company.The Company shall indemnify, defend and hold harmless each of the Holders and each of their subsidiaries, divisions and affiliated corporations, each of their current or former officers, directors, employees, managers, agents, attorneys and representatives, as well as all of the Holders' current or former shareholders, owners, insurers, predecessors, successors and assigns, against any and all claims, demands, losses, expenses, costs, obligations, defenses and liabilities, including interest, penalties, and reasonable attorneys' fees, that any of the Holders and each of their subsidiaries, divisions and affiliated corporations, each of their current or former officers, directors, employees, managers, agents, attorneys and representatives, as well as all of the Holders' current or former shareholders, owners, insurers, predecessors, successors and assigns may incur by reason of (i) any breach of, or failure by the Company to perform, any of its obligations, covenants, or agreements set forth in this Agreement, (ii) any inaccuracy in the representations and warranties of the Company in
         Section 3 of this Agreement, or (iii) the failure of the Company to release fully and effectively the Holders from its obligations under the Convertible Debentures and the Funding Agreements pursuant to
         Section 1.4(b), above.


                  1.6 Effect of Failure to Close. In the event that the Closing shall not occur as described herein on or prior to the Closing Date, except for such changes or delays as the Purchasers may expressly waive at or before Closing, this Agreement shall have no effect whatsoever on the status of the Convertible Debentures or the Company's obligations thereunder, or on any of the Funding Agreements, which shall continue according to their terms, as amended or modified prior to the date hereof. Furthermore, in such event, and if the Company does not obtain the approval of its shareholders as required under
Section 6.13 of the Credit Agreement within ninety (90) days after this Agreement ceases to have effect pursuant to this Section 1.6, the Company shall have a period of thirty (30) days during which to seek a waiver from the Nasdaq Stock Market from any applicable shareholder approval requirements, failing which the Company shall take such action as shall be necessary to cause its common stock to be delisted from the Nasdaq SmallCap Market and shall thereafter honor all conversions of the Convertible Debentures without regard to the 20% limitation described in Section 6.13 of the Credit Agreement. To the extent the Company honors such conversion, the Company's obligation to pay liquidated or other monetary damages under Section 6.13 of the Credit Agreement shall be proportionally discharged.

                  1.7 Condition Precedent; Consent. An express condition precedent to the Company's obligations under this Agreement shall be the completion, on or before February 11, 2000, by the Company of a private placement of its equity securities yielding aggregate proceeds to the Company of at least $1,500,000 and involving a corresponding number of shares of the Company's common stock, which shares shall be valued at the greater of (i) one hundred percent (100%) of the average closing bid prices of the Company's common stock as quoted on the Nasdaq Stock Market for the five (5) trading days immediately preceding the closing of such private placement, or (ii) one dollar (US $1.00). By their signatures appearing below, the Holders waive any rights any of them may have with respect to any subsequent equity offering by the Company arising under the Funding Agreements or otherwise, including without limitation, any right of consent to or participation in such equity offering.

         2. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall occur at the offices of Durham Jones & Pinegar, P.C., 50 South Main Street, Suite 800, Salt Lake City, Utah 84144, counsel for the Company, on or before February 14, 2000 or such later date as the parties may mutually agree in writing (the "Closing Date").

                  2.1 Deliveries of the Company at Closing. At the Closing, the Company shall deliver to the Purchasers: (i) the Cash Payment (payable as described in Section 1.1(a) above), (ii) a certificate of the corporate secretary of Company as to the incumbency of the officer executing this Agreement on behalf of the Company; (iii) certified copies of resolutions of the Company's board of directors authorizing the Company's execution of and performance under this Agreement; and (iv) certificates representing the Residual Conversion Shares.

                  2.2 Deliveries of the Purchasers or Holders at Closing. At the Closing, (i) the Purchasers shall deliver to the Company the original execution copies of all of the Convertible Debentures, marked "Paid in Full" across the face of the Convertible Debentures and signed by the Purchasers who own the Convertible Debentures, and (ii) the Holders shall deliver to the Company for cancellation the original execution copies of all of the Warrants presently issued and outstanding. If any of the instruments required to be delivered at Closing by the Holders have been lost, stolen or destroyed, the Company shall accept in lieu thereof from any Holder a completed and fully executed Lost Instrument Certificate in the form attached to this Agreement as Exhibit "A".

         3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holders, and the Company warrants that the following are true and accurate as of the date hereof and shall be true and accurate on the Closing Date:

                  3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Utah and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

                  3.2 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder have been taken. When this Agreement has been duly executed and delivered by the Company it shall constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement.

                  3.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, (i) any provision of the Articles of Incorporation and any amendments thereto, or the By-laws and any amendments thereto of the Company, (ii) any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the

Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition, or (iii) any law, judgment, order, arbitration award, rule, regulation, ordinance, writ, injunction or decree of any governmental agency or instrumentality or court applicable to or having jurisdiction over the Company or any of its assets or properties.

                  3.4 Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the consummation of any transaction contemplated hereby.

                  3.5 Solvency. As of the date of this Agreement the Company is, and as of the Closing Date the Company shall be, able to pay its current debts and liabilities when and as due.

                  3.6 Fair Value. The Cash Payment and the other performance of the parties under this Agreement represents a fair present value of that portion of the Convertible Debentures, the interest accrued thereon, and any damages and penalties payable under any of the Funding Agreements, based on the relevant risks, the nature of the Convertible Debentures, the market for the Company's common stock, the value of the Warrants and the present status of the transactions contemplated by the Funding Agreements.

         4. Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company, and each of the Purchasers warrants that the following are true and accurate on the date hereof and will be true and correct on the Closing Date, provided that each Purchaser's representations and warranties as set forth below shall be deemed to pertain only to that Purchaser, and no Purchaser shall be deemed to have made any representation or warranty for, on behalf of or about any other Purchaser:

                  4.1 Holder of Debenture. The Purchaser is the sole and complete owner and, in such capacity owns and holds all of the rights and has all of the obligations under the Convertible Debentures owned by such Purchaser as indicated on Schedule B hereto, free and clear of all liens, encumbrances, security agreements, assignments, charges, restrictions or any other claims of any type, kind or nature whatsoever.

                  4.2 No Liens. The Purchaser has not caused any lien, encumbrance, security agreement, charge, restriction, or any other claim of any type, kind or nature whatsoever, to be recorded or filed against any of the property or assets of the Company.

                  4.3 Authorization. The Purchaser has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Purchaser, and its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser and the performance of the Purchaser's obligations hereunder have been taken. When this Agreement has been duly executed and delivered by the Purchaser it shall constitute a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement.

                  4.4 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, (i) any provision of the certificate or articles of incorporation or any other charter or organization documents, and any amendments thereto or the By-laws, operating agreements or similar documents, and any amendments thereto of the Purchaser, (ii) any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser, its properties or assets and which would have a material adverse effect on the Purchaser's business and financial condition, or (iii) any law, judgment, order, arbitration award, rule, regulation, ordinance, writ, injunction or decree of any governmental agency or instrumentality or court applicable to or having jurisdiction over the Purchaser or any of its assets or properties.

                  4.6 Valid Corporate Organization and Good Standing. To the extent the Purchasers are not natural persons, each of the Purchasers is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the state, country or jurisdiction of its organization or incorporation, and has the corporate or other entity power and authority necessary and appropriate to own its properties and to engage in the business in which it is presently engaged.

                  4.9 Fair Value. The Cash Payment and the other performance of the Company under this Agreement represents a fair present value of that portion of the Convertible Debentures, the interest accrued thereon, and any damages and penalties payable under any of the Funding Agreements based on the relevant risks, the nature of the Convertible Debentures, the market for the Company's common stock, the value of the Warrants and the present status of the transactions contemplated by the Funding Agreements.

                  4.10 Investment Intent. In respect of the Residual Conversion Shares, the Purchasers represent that they are and will be the sole and true parties in interest, and no other person or entity has or will have upon the issuance of the Residual Conversion Shares any beneficial interest in the Residual Conversion Shares or any portion of the Residual Conversion Shares, whether direct or indirect. The Purchasers shall receive the Residual Conversion Shares for its own account for investment purposes only and not with a view to or for distributing or reselling the Residual Conversion Shares or any part thereof or interest therein, without prejudice, however, to each Purchaser's right at all times to sell or otherwise dispose of all or any part of the Residual Conversion Shares pursuant to an effective registration statement under the Securities Act, as that term is defined below, and in compliance with applicable state securities laws or under an exemption from such registration.

                  4.11 Accredited Investor. As of the date of this Agreement, the Purchasers are, and on the Closing Date they will be, "accredited investors" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                  4.12 No Representations. The Purchasers acknowledge that the Company files reports under the Securities Exchange Act of 1934, as amended, with the SEC, which reports are available to the public. The Purchasers have had access to such reports and other publicly available information as they have deemed appropriate. Without limiting the generality of the foregoing, the Purchasers acknowledge that they have read the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and the Quarterly Reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 1999. No representative, director, officer, employee, shareholder or agent of the Company has made any representation of any kind about the Company, its operations or financial condition other than as set forth in publicly available reports.

                  4.13 Transfer   Restrictions;    Legends.   The   Purchasers
acknowledge that the Residual Conversion Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any of the Residual Conversion Shares, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. The parties agree to the imprinting of the following legend on the certificate or certificates representing the Residual Conversion Shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Nothwithstanding the foregoing, the Company acknowledges generally that the Purchasers shall be able to sell the Residual Conversion Shares to the full extent permitted by Rule 144 under the Securities Act, and specifically that, as amended to date, Rule 144(d)(3)(ii) under the Securities Act would allow the Purchasers to deem any Residual Conversion Shares to have been acquired by the Purchasers at the same time as the Residual Convertible Debentures were acquired.

         5.       Miscellaneous Provisions.

                  5.1 Costs.  The  Purchasers and the Company shall each pay all of their own costs and expenses incurred or to be incurred by each of them respectively in negotiating and preparing this Agreement and in taking whatever actions may be necessary or appropriate to consummate the transactions contemplated by this Agreement, including the costs of obtaining any consents or approvals.

                  5.2 Further Acts. The parties, at any time before or after the Closing, will execute, acknowledge, and deliver any assignments, releases, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by any other party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by any other party.

                  5.3 Captions. The subject headings or captions of the sections and subsections of this Agreement are included only for purposes of convenience and shall not affect the construction or interpretation of any provision contained herein.

                  5.4 Entire Agreement. This Agreement (together with all schedules and exhibits to this Agreement) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes any and all prior or contemporaneous written or oral negotiations, agreements, representations, and understandings of the parties with respect to such subject matter.

                  5.5 Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  5.6 Modification, Amendment or Waiver. This Agreement may not be amended, supplemented or otherwise modified, and none of its terms may be waived, unless such amendment, supplement, modification or waiver is in writing and executed by the party or parties to be bound thereby. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right of such party at a later time to enforce the same, and no waiver of any term or provision hereof on any one occasion shall be deemed to be a waiver of the same or any other provision hereof at any subsequent time or times.

                  5.7 Binding  Effect;   Assignment.  This  Agreement  shall  be
binding upon, and shall enure to the benefit of and be enforceable by, the parties hereto, and their respective heirs, successors, assigns and legal representatives; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party to this Agreement without the prior written consent of the other parties hereto.

                  5.8 Construction. This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted. The parties acknowledge that this Agreement, and the terms hereof, were arrived at after negotiations between the parties, and each provision hereof shall be construed as having been drafted by each and all of the parties hereto.

                  5.9 Governing Law. The laws of the State of New York shall govern the validity, performance and enforcement of this Agreement. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement.

                  5.10 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute the same instrument. A facsimile copy of an original signature shall have the same effect as an original signature.

                  5.11 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the Company and the Holders, their respective successors and assigns, and no other person or persons shall have any right of action hereon.

                  5.12 Severability. If any provision of this Agreement, or any portion of any provision, shall be deemed invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the enforceability and validity of the remaining provisions hereof.

                  5.13 Definitions. Capitalized terms used in this Agreement but not specifically defined in this Agreement shall have the meanings set forth in the Funding Agreements.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE COMPANY:                             THE PURCHASERS:

DYNATEC INTERNATIONAL, INC.              ELLIS ENTERPRISES



By: /s/ Frederick W. Volcansek, Sr.      By:  /s/ Illegible
  -------------------------------------     -----------------------------------
    Its: Chief Executive Officer            Its: Director



By: /s/  Michael Whaley                  TLG REALTY
   ------------------------------------
   Its: Chief Financial Officer

                                         By: /s/ Illegible
                                            ----------------------------------
                                            Its: President

PLACEMENT AGENT:

SETTONDOWN CAPITAL                       BALMORE FUNDS, S.A.
         INTERNATIONAL, LTD.


By:  /s/ Illegible                       By:  /s/  Illegible
   ------------------------------------     -----------------------------------
   Its:  Director                           Its:
       --------------------------------         -------------------------------

                                         AUSTOST ANSTALT SCHAAN



                                         By:  /s/ Illegible
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                         HEWLETT FUND



                                         By: /s/ Illegible
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                   Schedule A

                                   Purchasers

Austost Anstalt Schaan
733 Fuerstentum Liechtenstein
Landstrasse 163

Balmore Funds S.A.
Trident Chambers
P.O. Box 146
Roadstown, Tortula BVI

Ellis Enterprises
12A Waterloo Road
London NW2 7UF, England

Hewlett Fund
1615 Avenue I
Brooklyn, NY 11230

TLG Realty
c/o Melo
525 West 52nd St.
New York, NY 10019

                                   Schedule B

---------------------------- -------------------------- -------------------------- ----------------- --------------- --------------
           Holder              Convertible Debentures          Warrants Owned           Residual       Common Stock     Purchase
                                At February 14, 2000        At February 14, 2000        Principal      Issuable Upon   Price Payable
                                                                                        Amount of        Conversion
                                 Principal  Interest            A         B            Convertible
                                  Amount    Accrued         Warrants  Warrants          Debentures

---------------------------- -------------------------- -------------------------- ----------------- --------------- --------------


---------------------------- ------------- ------------ ------------ ------------- ----------------- --------------- --------------
  Austost Anstalt Schaan        $531,000     $ 112,041       62,500        62,500           $25,325          40,891     $  649,409

  Balmore Funds, S.A.            531,000       112,041       62,500        62,500           $25,325          40,891        649,409

  Ellis Enterprises               57,000        12,027       10,000        10,000           $ 2,718           4,389         69,711

  Hewlett Fund                    25,000         5,275        5,000         5,000           $ 1,192           1,925         30,575

  TLG Realty                      82,500        17,407       10,000        10,000           $ 3,935           6,354        100,896

  Settondown Capital                   0             0       82,500             0                 0               0              0
  International

  Manchester Asset Management          0             0       67,500        50,000                 0               0              0
  Limited

  Avalon Capital Limited               0             0            0       125,000                 0               0              0

  Avalon Capital, Inc.                 0             0            0       125,000                 0               0              0

                   Totals    $ 1,226,500     $ 258,792      300,000       450,000            58,495          94,450     $1,500,000
---------------------------- ------------- ------------ ------------ ------------- ----------------- --------------- --------------

                                                                     EXHIBIT "A"

                           LOST INSTRUMENT CERTIFICATE

         The undersigned, is the holder of the following instrument(s) issued by Dynatec International, Inc., a Utah corporation (the "Company"), on May 22, 1998, in connection with the closing of the transactions contemplated by that certain Convertible Debenture and Private Equity Line of Credit Agreement by and among the Company, Settondown Capital International, Ltd., Ellis Enterprises, TLG Realty, Balmore Funds, S.A., Austost Anstalt Schaan and Hewlett Fund, dated as of May 22, 1998 [Check all that apply]:

               Convertible Debenture No. ________ in the principal amount of _________________ Dollars ($___________); and/or

               A Warrant No. _________ entitling the holder thereof to acquire ____________ (____________) shares of the Company's common stock; and/or

               B Warrant No. _________ entitling the holder thereof to acquire ____________ (____________) shares of the Company's common stock.

         The undersigned hereby certifies that said instrument(s) as indicated immediately above is(are) lost or has(have) been destroyed and cannot be located and agrees that, in the event such instrument(s) is(are) found, the undersigned will forthwith deliver such instrument(s) to Dynatec International, Inc., 3820 West Great Lakes Drive, Salt Lake City, Utah 84120, Attn. Michael L. Whaley, Chief Financial Officer. Further, the undersigned represents and warrants that the securities or other rights represented by such instrument(s) have not been encumbered, transferred, assigned or pledged by the undersigned to any other person or entity and the undersigned is the lawful owner of and has marketable title to all such securities or other rights. The undersigned further agrees to indemnify and hold the Company and its officers, directors, representatives, agents and attorneys and their successors and assigns, harmless for any and all loss, expense (including counsel fees and damages) or liability the Company or any of such persons may suffer due to such lost instrument(s) or as a result of any of the statements made herein by the undersigned being untrue.

                                        Dated:                          , 2000
                                              -------------------------
                                        -------------------------------
                                        Signature:


                                        -------------------------------

                                        Printed Name:

                                        --------------------------------